Exhibit 99.2

Enveric Biosciences Announces Pricing of $10 Million Public Offering

NAPLES, Fla., Feb. 11, 2022 /CNW/ – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience company developing next-generation, psychedelic-inspired mental health and oncology treatments, today announced the pricing of its previously announced underwritten public offering of 20,000,000 shares of its common stock and warrants to purchase up to 20,000,000 shares of its common stock. Each share of common stock is being sold together with one warrant to purchase one share of common stock at an effective combined public offering price of $0.50 per share of common stock and accompanying warrant, less underwriting discounts and commissions. The warrants have an exercise price of $0.55 per share, are exercisable immediately, and will expire five years following the date of issuance.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

In addition, Enveric has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 shares of common stock and/or warrants to purchase up to an additional 3,000,000 shares of common stock at the public offering price, less the underwriting discounts and commissions.

All the securities being sold in the offering are being offered by Enveric. The offering is expected to close on or about February 15, 2022, subject to satisfaction of customary closing conditions.

The gross proceeds from the offering to Enveric, before deducting underwriting discounts and commissions and other offering expenses, excluding any proceeds that may be received upon the exercise of the option to purchase additional securities and any exercise of the warrants to purchase common stock, are expected to be $10 million. The Company intends to use the net proceeds from this offering for working capital and to fund other general corporate purposes.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-257690) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on July 9, 2021. The offering will be made only by means of a prospectus supplement and accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that Enveric may file with the SEC. The preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. The final prospectus supplement will be filed with the SEC and, once filed, will be available on the SEC website located at http://www.sec.gov, and electronic copies may be also obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is an innovative biotechnology company developing next-generation mental health and oncology treatments and clinical discovery platform, leveraging psychedelic-derived molecules for the mind and synthetic cannabinoids for the body. Enveric’s robust pipeline supports drug discovery efforts and clinical development programs to enable the potential commercialization of effective treatments for millions of patients in need around the world. For more information, please visit www.enveric.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the public offering, the satisfaction of customary closing conditions related to the public offering and the intended use of proceeds therefrom and expected clinical development of Enveric’s drug product candidates. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties, market and other conditions, that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. These and other risks are discussed in Enveric’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on April 1, 2021, and its periodic reports on Form 10-Q and Current Reports on Form 8-K. Enveric cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. Enveric undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.